EXHIBIT 11

                        COMPUTATION OF PER SHARE EARNINGS

                                      Quarter Ended                           Six Months Ended
                                         June 30,                                June 30,
                                   -----------------------            --------------------------
                                    1998              1997                 1998            1997
                                    ----              ----                 ----            ----
Net Income ($000)             $    18,813      $    10,611            $    45,532    $    20,229

Weighted Average Common
  Shares Outstanding           69,333,689       69,287,739             69,280,902     69,264,468

Basic Earnings Per Share      $      0.27      $      0.15            $      0.66     $     0.29

Weighted Average Common
  Shares Outstanding
  Including Common Stock
  Equivalents - Fully
  Diluted Basis                69,984,671       69,738,945             69,961,595      69,715,674


Diluted Earnings Per Share    $      0.27      $      0.15            $      0.65     $      0.29